Exhibit 99.0

For Immediate Release October 9, 2008	Contact: Bob DeFillippo (973) 802-4149

PRUDENTIAL FINANCIAL, INC. PRE-ANNOUNCES SELECTED

ELEMENTS OF ITS EXPECTED THIRD-QUARTER 2008 RESULTS

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today pre-announced selected elements of expected results for its Financial Services Businesses for the third quarter of 2008.

The company expects after-tax adjusted operating income for its Financial Services Businesses to be between $275 million (67 cents per Common share) and $375 million (90 cents per Common share) for the third quarter of 2008.

These expected results reflect an estimated negative pre-tax impact of approximately $700 million (equivalent to $1.26 per Common share) on adjusted operating income of the Financial Services Businesses for several items which are identified below.

The expected results include estimated pre-tax income of approximately $80 million (equivalent to 14 cents per Common share) relating to a net decrease in amortization of deferred policy acquisition and related costs for the Company’s Individual Life Insurance business, and estimated pre-tax charges of approximately $380 million (equivalent to 68 cents per Common share) relating to a net increase in amortization of such costs for the Company’s Individual Annuity business. The expected pre-tax charge for the Individual Annuity business reflects an updated estimate of profitability for this business that is largely related to declines in customer account values through September 30, 2008.

The expected results also include estimated pre-tax charges of approximately $115 million (equivalent to 21 cents per Common share) relating to investment results from fixed income and equity investment funds of the Asset Management segment’s proprietary investing business.

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In addition, expected results include absorption of the company’s share of a charge within its retail securities brokerage joint venture with Wachovia Corporation relating to a previously announced global settlement of investigations concerning the underwriting, sale and subsequent auction of certain auction rate securities by subsidiaries of Wachovia Securities, with a pre-tax impact of approximately $235 million (equivalent to 42 cents per Common share) on adjusted operating income of the Financial Services Businesses. Results of the retail brokerage joint venture to be reported by the company’s Financial Advisory segment will also include the company’s share of transition costs relating to the acquired retail securities brokerage business of A.G. Edwards business, expected to be approximately $45 million (equivalent to 8 cents per Common share).

Adjusted operating income is a non-GAAP measure as discussed below.

The company expects realized investment losses of the Financial Services Businesses for the third quarter to include pre-tax credit-related losses, and losses on sales of credit-impaired securities, of between $325 million and $375 million, inclusive of losses and impairments on previously disclosed holdings of securities issued by Lehman Brothers Holdings, Inc., American International Group, Inc., and Washington Mutual. These realized investment losses will be included in net income but excluded from adjusted operating income.

In light of recent market volatility and extraordinary events and developments affecting financial markets generally, including market conditions for issuance of certain capital instruments such as hybrid securities, the company has determined to suspend all purchases of its Common Stock under its existing share repurchase program effective October 10, 2008. During the first nine months of 2008, the Company repurchased 28.6 million shares of its Common Stock at a total cost of $2.125 billion, including 5.4 million shares at a cost of $375 million in the third quarter.

The company believes that its capital position as of September 30, 2008 is consistent with its “AA” ratings objectives and that it has the liquidity to meet requirements at the parent company and at all operating subsidiaries. In the absence of strategic transactions, management believes that requirements for access to the capital markets through December 31, 2008, if any, would be modest.

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Commenting on the expected third quarter results for the company’s Financial Services Businesses, Chairman and Chief Executive Officer John Strangfeld said, “While our results have been negatively affected by current financial market conditions, we are comfortable with our risk profile and believe that we are in a strong position to manage through the current environment.”

The company will report net income information, reflecting the impact of realized investment gains and losses including other than temporary impairments of investments other than credit-related losses and losses on sales of credit-impaired securities as discussed above, as well as consolidated results of operations and results of operations of the Company’s Closed Block Business, and information concerning unrealized gains and losses on investments, at a subsequent date.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate, and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products,

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establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax profile.

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Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Realized investment gains and losses from products that are free standing derivatives or contain embedded derivatives, and from associated derivative portfolios that are part of an economic hedging program related to the risk of those products, are included in adjusted operating income. Adjusted operating income excludes gains and losses from changes in value of certain assets and liabilities related to foreign currency exchange movements that have been economically hedged.

Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which is presented as a separate component of net income under GAAP, is also excluded from adjusted operating income.

We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the excluded items are important to an understanding of our overall results of operations. Reconciliations of adjusted operating income for the Financial Services Businesses to income from continuing operations in accordance with GAAP for earlier periods reported are included in the company’s Current Report on Form 8-K filed on May 16, 2008 for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for subsequent quarterly periods.

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The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2007, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $638 billion of assets under management as of June 30, 2008, has operations in the United States, Asia, Europe, and Latin America. Leveraging its heritage of life insurance and asset management expertise, Prudential is focused on helping approximately 50 million individual and institutional customers grow and protect their wealth. The company’s well-known Rock symbol is an icon of strength, stability, expertise and innovation that has stood the test of time. Prudential’s businesses offer a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services. For more information, please visit www.news.prudential.com.